As filed with the Securities and Exchange Commission on May 22, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	43-1454986
(State of Incorporation)	(I.R.S. Employer
Identification No.)

_______________

1699 South Hanley Road

St. Louis, MO  63144

(314) 647-1099

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_______________

John P. McAlister III

President and Chief Executive Officer

Tripos, Inc.

1699 South Hanley Road

St. Louis, MO  63144

(314) 647-1099

(Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

_______________

Copies to:

Henry D. Kahn, Esq.
Thene M. Martin
Hogan & Hartson L.L.P.
111 South Calvert Street
Baltimore, MD 21202
(410) 659-2700

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Approximate date of commencement of proposed sale of the securities to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $.01 per share	2,399,047	$2.16	$5,169,946.29	$553.18	(3)

(1)

Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on May 18, 2006, or $2.16 per share.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.   This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2006

PROSPECTUS

[TRIPOS LOGO]

2,399,047 Shares

Tripos, Inc.

Common Stock

___________________

This prospectus relates to the offer and sale from time to time of up to 2,399,047 shares of our common stock by our shareholders named in this prospectus.  Of the shares covered by this prospectus, 1,833,333 are issuable upon the conversion of our Series C Convertible Preferred Stock and 565,714 shares are issuable upon exercise of outstanding warrants.  We will not receive any of the proceeds from the shares sold by the selling shareholders, but we will incur expenses in connection with the offering.

Our common stock is listed on the NASDAQ National Market under the symbol "TRPS."  On May 18, 2006, the last reported sale price of our common stock as reported on the NASDAQ National Market was $2.15 per share.

The selling shareholders may sell the shares at prices determined by the prevailing market price for the shares or in negotiated transactions.  The selling shareholders may also sell the shares to or with the assistance of broker-dealers, who may receive compensation in excess of their customary commissions.

Our principal executive offices are located at 1699 South Hanley Road, St. Louis, MO  63144, and our telephone number is (314) 647-1099.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2006.

                You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  Neither the selling shareholders nor we have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither the selling shareholders nor we are making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that is important to you. You should read this prospectus carefully, particularly the section entitled "Risk Factors" and the other documents to which this prospectus refers you. Unless otherwise indicated or the context otherwise requires, the terms "Tripos," "we," "our," and "us" refer to Tripos, Inc. and its subsidiaries.

About Tripos

We are an integrated provider of products and services for the drug discovery needs of pharmaceutical and biotechnology companies around the world.  Tripos was formed in 1979 to commercialize software to meet the growing demand for molecular visualization, analysis and design. The Tripos strategy is centered on our ability to meet this demand by delivering solutions that include an integrated offering of technologies for in silico discovery for the expert computational scientists and experimentalists, information-rich chemical libraries, and collaborative chemistry research projects.

Our discovery informatics and discovery research products and services enable life science companies to enhance their drug discovery capabilities. We combine our resources in computer-aided molecular design, cheminformatics, chemistry research and production, with scientists on our staff to address the challenges facing pharmaceutical research organizations.  We deliver products and services internationally recognized for their innovation and quality. By formulating new chemical compounds and aiding our partners' design of new chemical compounds in ways that we believe are more likely to result in drug discoveries, we offer our customers advantages in terms of research cycle time, cost, and efficiency of research activities.

Our principal executive offices are located at 1699 South Hanley Road, St. Louis, MO  63144, and our telephone number is (314) 647-1099.  We maintain an Internet site on the World Wide Web at http://www.tripos.com. Information on our website is not, and should not be deemed to be, part of this prospectus.

About This Prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process.  Under this shelf process, the selling shareholders named in this registration statement may offer and sell all or any portion of their shares of our common stock.  This prospectus provides you with a general description of the common stock that the selling shareholders may offer.  The selling shareholders may deliver a prospectus supplement when they offer to sell shares of common stock offered hereby that may contain specific information about the terms of that offering.  Such a prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Get More Information" and "Incorporation by Reference."

THE OFFERING

Common stock offered by the selling shareholders	2,399,047 shares, of which 1,833,333 are issuable upon the conversion of our Series C Convertible Preferred stock and 565,714 shares are issuable upon exercise of outstanding warrants.

Selling shareholders	See "Selling Shareholders" for more information on the selling shareholders in this transaction.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Nasdaq National Market Symbol	TRPS

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should consider carefully the following risk factors, as well as all other information contained in this prospectus, before making a decision regarding an investment in our common stock.  If we cannot address the following risks and uncertainties effectively, our business, financial condition or results of operations could be materially and adversely affected.

RISKS RELATING TO OUR BUSINESS

We face uncertainty in having the access to capital that may be necessary to fund our operations.

We recently received a commitment to amend and extend our bank line of credit facility with LaSalle Bank so that this facility will now mature on January 1, 2007.  If we are unable to further extend this credit facility or to obtain additional funding from other sources on acceptable terms, we could face difficulties in funding our operations after January 1, 2007.

We face uncertainty in our pursuit of strategic alternatives.

In January 2006 we announced the retention of a financial advisor to assist our Board of Directors in considering various strategic alternatives for Tripos, including mergers and acquisitions, becoming a private company, and separating our informatics and research businesses.  We are currently in the process of identifying possible strategic alternatives, contacting possible parties with whom we might pursue discussions, and in some cases engaging in preliminary discussions.  We have no obligation to comment on further developments unless and until we enter into a definitive transaction.  The ability to structure and complete any strategic transaction is uncertain and subject to considerable risks, many of which are outside of our control.

We derive a significant portion of our revenues from a limited number of large customers.

We seek to enter into large, multi-year contracts with large pharmaceutical companies and biotechnology companies.  It is difficult for us to predict when contracts of this nature will be awarded or the terms of these contracts.  In addition, the terms of these contracts may permit the customer to terminate the contracts or reduce their requirements.  We may not always be in a position to adjust utilization of our resources to the needs of one or more of these large-contract customers.  In 2005, we successfully completed a four-year $90 million contract with Pfizer, Inc.  To date, we have not been able to replace this business with other similar business from one or a number of customers.

We may experience significant fluctuations in our quarterly operating results as a result of uncertainties relating to our ability to generate additional revenues, manage our expenditures and other factors, certain of which are outside are control.

We have historically experienced fluctuations in our quarterly results.  Quarterly operating results may continue to fluctuate as a result of a number of factors, including lengthy sales cycles, market acceptance of new products and upgrades, timing of new product introductions, changes in pricing policies, changes in general economic and competitive conditions, seasonal slowdowns, and the timing and integration of acquisitions.  We also expect to continue to experience fluctuations in quarterly operating results due to general and industry specific economic conditions that may affect the research and development expenditures of pharmaceutical and biotechnology companies.  Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

Our business and operating results could be adversely affected by our inability to accurately estimate the revenue or costs on a contract.

We seek to enter into long-term contracts with our customers, which generally are accounted for on a percentage-of-completion basis.  This methodology requires the ability to accurately estimate total costs to be incurred in order to match revenues accordingly.  If we are unable to accurately estimate the costs of these projects, we may be required to defer costs and revenues on these contracts until milestone delivery events are achieved (costs are assured).  Profitability on these contracts may be driven by the extent of utilization of our billable personnel and our ability to control project costs.  Accounting for a contract requires judgment relative to assessing the contract's estimated risks, revenue and costs, and on making judgments on other technical issues.  Due to the size and nature of many of our contracts, the estimation of overall risk, revenue and cost at completion is complicated and subject to many variables.  Changes in underlying assumptions, circumstances, or estimates may also adversely affect future period financial performance.

We cannot be certain that our sales strategy will be effective in achieving additional sales of our products.

Our strategy is to focus specific selling resources on promoting the traditional computational chemistry offerings, a second group focused on laboratory informatics solutions, and a third group whose role is to pursue chemistry research projects.  We believe this focused approach allows our sales force to leverage its existing knowledge base most effectively in selling discovery software, laboratory informatics and discovery research.  We cannot be certain that our sales force will be properly allocated to the respective disciplines and be able to make additional sales.  There can be no assurance that the market will accept our approach, or that competitors will not offer other approaches that gain greater scientific, technological, or market acceptance.

We may incur significant costs in protecting our intellectual property rights or responding to claims of infringement from others.

 Our success will depend, in part, on our ability to obtain and enforce patents, protect trade secrets, and copyrights, enforce restrictive licenses granted to third parties, obtain licenses to technology owned by third parties when necessary or developed in collaboration with us, and conduct our business without infringing the proprietary rights of others.  We currently rely upon a combination of trademark, patent, copyright and trade secret laws, employee and third party non-disclosure agreements and other contracts to protect our proprietary rights.  Nevertheless, our efforts to protect our intellectual property may be inadequate and we may be unable to prevent others from offering products and services substantially similar to ours.  We also need to secure and maintain adequate protection of our intellectual property outside of the United States because our sales are global.  The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and many companies engaging in international business have encountered considerable difficulties in safeguarding their proprietary rights in foreign jurisdictions. Also, United States and European patent law related to certain types of inventions continues to be debated and may be subject to change.  Certain changes could have an adverse impact on our strategy.

Moreover, third parties may claim that our current or future products or services infringe upon their intellectual property.  Litigation over these issues could be a significant distraction and we may incur significant costs, including damages.  In the event that it is determined that one of our products infringe upon another's proprietary rights, we may be required to obtain a license in order to continue selling our products or develop a non-infringing alternative because a license may not be available to us on favorable terms, or at all.

Our business is dependent upon the extent to which pharmaceutical and biotechnology companies collaborate with drug discovery companies for one or more aspects of their drug discovery process.

If we are unable to enter into collaborative arrangements with third parties, our business would suffer. Our commercial success depends on our ability to enter into collaborative arrangements with third parties.  To date, we have entered into numerous such arrangements with large pharmaceutical companies and emerging biotechnology companies.  There can be no assurance that we will be able to continue to establish these collaborations, that any such collaborations will be on favorable terms, or that current or future collaborations will ultimately be successful.

Our ability to convince pharmaceutical and biotechnology companies to use our drug discovery capabilities, rather than develop them internally, will depend on many factors, including our ability to:

>   provide scientists and technologies that are of the highest caliber;

>   develop drug discovery technologies that will result in the identification of higher quality drug candidates;

>   achieve expected results within our customers' timeframes, meeting quality and cost guidelines; and

>   design, create and manufacture sufficient quantities of our chemical compounds for our customers.

Even if we are able to address these factors, these customers may nevertheless determine to perform these activities internally or with other companies that provide services similar to ours.

If we fail to retain our key personnel, our ability to operate our business may be adversely affected.

Our future success depends to a significant degree upon the continued service of key senior management personnel, in particular, our President and Chief Executive Officer, Dr. John P. McAlister, as well as key technical personnel within the informatics and chemistry operations.  We believe that Dr. McAlister's reputation and prominence in the field provide us with a competitive advantage.  None of our key personnel is bound by an employment agreement or covered by an insurance policy where Tripos is the beneficiary.  The loss of one or more key members could have a material adverse effect on our business and results of operations.

Failure to attract and retain the experienced scientists we need to compete in our industry may affect our business.

We compete with the research departments of pharmaceutical companies, biotechnology companies, combinatorial chemistry companies, contract research companies and academic institutions for new scientific personnel.  We compete with consulting companies for experienced computer programmers to carry out our software consulting contracts.  We cannot be assured that we will continue to be successful in attracting and retaining qualified personnel should the worldwide demand for these skilled individuals increase.  We believe that there is a shortage of, and significant competition for, scientists with the skills and experience in the sciences necessary to perform the services we offer.  In addition, our inability to hire additional qualified personnel may require an increase in the workload for both existing and new personnel.  We may not be successful in attracting new scientists or sales personnel or in retaining or motivating our existing personnel.

RISKS RELATING TO OUR COMMON STOCK

Our common stock has experienced, and may continue to experience, price volatility, and a low trading volume.

The market price of our stock has been and is likely to continue to be highly volatile.  Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small companies like Tripos, have from time to time experienced and likely will again experience significant price and volume fluctuations that are unrelated to the operating performance of a particular company.

Our common stock has experienced low trading volume in the past and as a direct result has been and may continue to be subject to large fluctuations.  Our common stock price may increase or decrease in response to a number of additional events and factors, including:

>   trends in our industry and the markets in which we operate;

>   changes in the market price of the products we sell;

>   the introduction of new technologies or products by us or our competitors;

>   changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

>   operating results that vary from the expectations of securities analysts and investors;

>   announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, financings or capital commitments;

>   changes in laws and regulations; and

>   general economic and competitive conditions.

The large number of shares of common stock eligible for future sale could depress our stock price.

If shareholders sell a substantial number of shares of our common stock in the public market, or investors become concerned that substantial sales might occur, the market price of the common stock could decrease.  Such a decrease could make it difficult for us to raise capital by selling stock or to pay for acquisitions using stock.  To the extent outstanding options or warrants are exercised or additional shares of capital stock are issued, investors purchasing our stock may incur additional dilution.

If shareholders do not receive dividends, shareholders must rely on stock appreciation for any return on their investment in us.

We have not declared or paid cash dividends on our common stock.  We currently intend to retain earnings for future growth and therefore do not anticipate paying cash dividends in the future on our capital stock, except as required by the terms of our Series C Convertible Preferred Stock.  In addition to the right to receive quarterly dividends, the holders of our Series C Convertible Preferred Stock have preferential rights with respect to the receipt of dividends.  As a result, only appreciation of the price of the common stock will provide a return to investors.

RISKS RELATING TO OUR INDUSTRY

We face the pressures of an extremely competitive market, and our business would suffer if we are unable to effectively compete.

We compete globally with the research departments of pharmaceutical companies, biotechnology companies, combinatorial chemistry companies, contract research companies, and research and academic institutions in size, relative expertise and sophistication, speed and costs of identifying and optimizing potential lead compounds and of developing and optimizing chemical processes.  These competitors may have greater financial and other resources, and access to low-cost offshore staffing along with more experience than we have in certain research and development methods.  In addition, internal departments of corporations may be resistant to outsourcing software development and/or chemical research, because it could reduce those departments' budgets or because their intellectual property groups may become more resistant to outsourcing.  Moreover, in the future our competitors may offer broader product lines or technologies or products or expertise that are more commercially attractive than ours, either current or future, or that may render our technologies, expertise, or products obsolete.

Our current and potential customers consist primarily of pharmaceutical and biotechnology companies, which presents risks that could affect our ability to sell our products.

 We have benefited in the past from the increasing trend among pharmaceutical and biotechnology companies to outsource chemical research and development projects.  However, our customer's capital spending plans and decisions to outsource the work we offer has tended to be cyclical in nature despite a general trend favoring outsourcing. A reversal or slowing of this trend, a shift in customer's preferred partner expertise, or a general economic downturn in these industries could have a material adverse effect on our business, financial condition and results of operations.  Thus, our ability to generate revenue is subject to risks and uncertainties that could cause reductions and delays in research and development expenditures within our industry.  These risks and uncertainties are not within our control.  In addition, further consolidation in the pharmaceutical and biotechnology industries will reduce the number of our potential customers, and may adversely affect our future revenues.  If one of the parties to a consolidation uses the products or services of one of our competitors, we may lose existing customers as a result of such consolidation.

Pharmaceutical and health care reform could reduce the amounts that pharmaceutical and biotechnology companies have available to retain our services.

We expect that a substantial portion of revenues in the foreseeable future will be derived from services provided to the pharmaceutical and biotechnology industries.  If regulatory or legislative proposals or reforms are adopted that have a material adverse effect on the businesses, financial condition, and results of operations of pharmaceutical and biotechnology companies that are Tripos; existing or prospective customers, our business, financial condition, and results of operations could be materially and adversely affected as well.  For example, future legislation could limit the prices pharmaceutical and biotechnology companies can charge for the drugs they market. This would have the effect of reducing the resources that these companies can devote to the research and development of new drugs, which would in turn reduce the amount of services that we perform and our resulting revenues.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements about future events, including without limitation, information relating to business development activities, as well as capital spending, financing sources and the effects of regulation and increased competition. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," or "intend" and other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. You should review carefully all of the information, in this prospectus, including the financial statements.

In addition to the risk factors described under the heading "Risk Factors," the following important factors could affect future results, causing actual results to differ materially from those expressed in the forward-looking statements:

•         the local, regional, national or global economic climate; and

•         an act of terrorism in the United States of America.

These factors and the other risk factors discussed in this prospectus are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of the forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We cannot assure you that any projected results or events will be achieved. We do not have and do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

SELLING SHAREHOLDERS

                The shares of common stock being offered for resale by the selling shareholders consist of shares issuable to the selling shareholders upon the conversion of our Series C Convertible Preferred Stock or upon the exercise of warrants to purchaser our common stock. Both the preferred stock and the warrants were issued to the selling shareholders in connection with a private placement of the preferred stock and warrants. We have registered the shares of common stock under the Securities Act of 1933 in accordance with registration rights we granted to some of the selling shareholders. Our registration of the shares does not necessarily mean that any selling shareholder will sell all or any of such shareholder's shares. Selling shareholders, which term includes their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

                The following table sets forth the name of each selling shareholder, the number of shares of common stock beneficially owned by each selling shareholder, and the maximum number of shares of common stock that may be offered for the account of such selling shareholder under this prospectus. The disclosure of beneficial ownership in the table does not reflect limitations on ownership of our common stock that affect the number of shares that are beneficially owned, rather, the table indicates the number of shares that the selling shareholder has the contractual right to receive upon conversion of the preferred stock or exercise of the common stock warrants. The terms of the preferred stock and common stock warrants issued to the selling shareholders specify that the selling shareholder can convert the preferred stock or exercise the warrants in accordance with their respective terms by giving notice to us. However, the holder may not convert the preferred stock or exercise the warrants to the extent that such conversion or exercise would result in such owner and its affiliates beneficially owning more than 9.999% of our common stock then outstanding (after taking into account the shares of our common stock issuable upon such conversion or warrant exercise).  If the holder then disposes of some or all of its holdings, it can again convert its preferred stock or exercise its warrant.

                This information with respect to each selling shareholder is based upon information provided by or on behalf of such selling shareholder.  Except as otherwise indicated, we believe the persons listed in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  The selling shareholders may offer all, some or none of the common stock.  Because the selling shareholders may offer all or some portion of the common stock, we cannot estimate the amount of common stock that will be held by the selling shareholders upon termination of sales pursuant to this prospectus.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to Resale Offering (1)	Percent (2)	Shares Offered Pursuant to this Prospectus (Maximum Number That May Be Sold)	Shares of Common Stock Beneficially Owned Following Resale Offering (3)	Percent (2)
Midwood Capital, LLC.(4)
Midwood Capital Partners, L.P.	1,060,465(5)(6)	9.4%	1,060,465	0	*
Midwood Capital Partners Q.P., L.P.	1,322,868(6)(7)	11.5%	1,322,868	0	*

Seven Hills Partners, LLC(8)	15,714(9)	*	15,714	0	*

______________________

*        Less than one percent of the outstanding common stock.

(1)           Comprises the shares of common stock beneficially owned by each selling shareholder prior to the offering.  Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and generally includes securities held by persons who have sole or shared voting power or investment power with respect to those securities.  Shares of common stock subject to convertible securities or warrants that are or will become convertible or exercisable within 60 days after May 19, 2006 are deemed to be outstanding and beneficially owned by the person holding such convertible securities or warrants.  These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

(2)           Calculated on the basis of 10,192,922 shares of common stock, which is the number of shares of our common stock outstanding as of May 18, 2006.

(3)           Assumes all the shares of common stock covered hereby are sold by the selling shareholders in the resale offering.

(4)           Midwood Capital Partners, L.P. and Midwood Capital Partners Q.P., L.P. are controlled by Midwood Capital Management LLC, the general partner of each. Ross D. DeMont and David E. Cohen are the managing members of Midwood Capital Management LLC. The managing members disclaim beneficial ownership of these shares, except to the extent of their financial interest in the shares. The principal business office of Midwood Capital Partners, L.P. and Midwood Capital Partners Q.P., L.P. is 575 Boylston Street, 4th Floor, Boston, Massachusetts 02116.

(5)           Represents 815,742 shares of common stock issuable upon the conversion of shares of Series C Convertible Preferred Stock and 244,723 shares of common stock issuable upon the exercise of warrants to purchase common stock. See note 6 regarding limitations on rights of conversion and exercise and beneficial ownership.

(6)           The terms of the Series C Convertible Preferred Stock and common stock warrants specify that the beneficial owner can convert the preferred stock or exercise the warrants in accordance with their respective terms by giving notice to us.  However, the holder may not convert the preferred stock or exercise the warrants to the extent that such conversion or exercise would result in such owner and its affiliates beneficially owning more than 9.999% of our common stock then outstanding (after taking into account the shares of our common stock issuable upon such conversion or warrant exercise).  If the holder then disposes of some or all of its holdings, it can again convert its preferred stock or exercise its warrant.  Accordingly, Midwood Capital Partners, L.P. and Midwood Capital Partners Q.P., L.P. are deemed to be the beneficial owner of no more than 9.999% of our common stock.

(7)           Represents 1,017,591 shares of common stock issuable upon the conversion of shares of Series C Convertible Preferred Stock and 305,277 shares of common stock issuable upon the exercise of warrants to purchase common stock.

(8)           The principal business office of Seven Hills Partners LLC is 88 Kearny Street, San Francisco, California 94108 and its Chief Executive Officer is William S. Wisialowski.  Seven Hills Partners has previously provided financial advisory services to us, including in connection with acquisitions, offerings of our securities and the private placement of the Series C Convertible Preferred Stock for which it has received customary fees. In addition, Seven Hills Partners is currently advising us on our previously announced efforts to explore strategic alternatives.

(9)           Represents 15,714 shares of common stock issuable upon the exercise of warrants to purchase common stock.

                To our knowledge, other than as noted above, none of the selling shareholders has had any material relationship with us or our affiliates within the past three years.

                Information concerning the selling shareholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary.  In addition, the exercise price of the warrants is subject to adjustment under certain circumstances.

PLAN OF DISTRIBUTION

                The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling shareholders may use any one or more of the following methods when selling shares:

•         ordinary brokerage transactions and transactions in which the broker‑dealer solicits selling shareholders;

•         block trades in which the broker‑dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•         broker‑dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•         a combination of any such methods of sale; and

•         any other method permitted pursuant to applicable law.

                The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

                Broker‑dealers engaged by the selling shareholders may arrange for other brokers‑dealers to participate in sales.  Broker‑dealers may receive commissions or discounts from the selling shareholders (or, if any broker‑dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

                The selling shareholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

                Upon the Company's being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a selling shareholder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

                The selling shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

                The selling shareholders and any broker‑dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any commissions received by such broker‑dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling shareholder and/or the purchasers.  Selling holders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  Seven Hills Partners LLC informed us that it is a registered broker-dealer, and, as a result, it is an "underwriter" in connection with their sale of common stock. Each other selling shareholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling shareholder's business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

                The Company has advised each selling shareholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission.  If a selling shareholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling shareholders in connection with resales of their respective shares under this Registration Statement.

                The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

    Certain legal matters with regard to the shares of common stock offered by this prospectus will be passed upon for us by Snell & Wilmer L.L.P.

EXPERTS

    We announced the resignation of Ernst & Young LLP as our independent registered public accounting firm effective with the filing of our quarterly report on Form 10-Q that was filed on May 5, 2004. We announced the appointment of BDO Seidman, LLP as our new independent registered public accounting firm effective July 19, 2004.

    The consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2003 have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated balance sheets of Tripos, Inc. and financial statement schedules as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN GET MORE INFORMATION

            This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC covering the securities being offered.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  This prospectus does not contain all the information contained in the registration statement, and you should refer to that registration statement, including the exhibits, for further information.  The registration statement, including the exhibits and schedules filed as a part of the registration statement as well as any other documents we have filed with the SEC, may be inspected free of charge at the public reference facility maintained by the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549 and copies of all or any part thereof may be obtained from that office upon payment of the prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room and you can request copies of the documents upon payment of a duplicating fee, by writing to the SEC. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC, which can be accessed at http://www.sec.gov.

INCORPORATION BY REFERENCE

            The SEC allows us to "incorporate by reference" the documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of our securities under this registration statement is completed or withdrawn:

•         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•         Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

•         Our Current Reports on Form 8-K filed on May 5, March 6 (but only with respect to Item 4.02 thereof), January 24, and January 10, 2006; and

•         The description of our common stock contained in the Registration Statement on Form 10, filed with the SEC on March 16, 1994, including any amendments or reports filed to update such information.

            We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: 1699 South Hanley Road, St. Louis, MO  63144, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$553
Printing and engraving expenses	--
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Miscellaneous	1,447

Total	$47,000

Item 15.  Indemnification of Directors and Officers.

The Utah Revised Business Corporation Act (the "Revised Act") contains provisions permitting and, in some situations, requiring Utah corporations to indemnify their directors and officers (including advancement of reasonable expenses under certain conditions) against liabilities and expenses incurred in connection with their services to the corporation in those capacities. Our articles of incorporation and bylaws, as amended to date, contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by the Revised Act.

The Revised Act permits indemnification of a director of a Utah corporation, in the case of a third party action, if the director (i) conducted himself or herself in good faith, (ii) reasonably believed that his or her conduct was in or not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  The Revised Act also permits indemnification of officers to the same extent (or even to a greater extent) as directors.  The Revised Act further provides for mandatory indemnification against all reasonable expenses incurred by directors and officers who are successful, on the merits or otherwise, in connection with the defense of any proceedings to which they become parties, or in the defense of any claims, issues or matters in such proceedings, because of their position as officers and/or directors, unless otherwise limited in the corporation's articles of incorporation.

Our bylaws require us to indemnify our directors and officers, to the fullest extent permitted by the Revised Act, against all reasonable expenses incurred by a director or officer in connection with any proceeding by or in the right of Tripos, if the director or officer acted in good faith and in the manner he or she reasonably believed to be in or not opposed to our best interests.  Generally, the Revised Act prohibits indemnification of a director in a derivative action in which the director is adjudged liable to the corporation, or in any proceeding in which the director is adjudged liable to the corporation on the basis that he or she derived an improper personal benefit.  However, upon application by a director or officer, a court may order indemnification of an officer or director if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, even if the director or officer failed to meet the applicable standard of conduct or is adjudged liable to the corporation.  However, under circumstances where the director or officer is adjudged liable to the corporation, such indemnification is limited to reasonable expenses incurred.

In addition, the Revised Act and our bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers.

We have entered into indemnification agreements with our directors and officers containing provisions that we believe are consistent with the specific indemnification provisions contained in the Revised Act.  The indemnification agreements require us to indemnify such directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.  Exhibits.

The exhibits to this registration statement are listed on the exhibit index, which appears immediately after the signature page hereto and is incorporated herein by reference.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on May 22, 2006.

TRIPOS, INC.

By:

/s/ John P. McAlister

Dr. John P. McAlister, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. John P. McAlister, B. James Rubin and John D. Yingling and each and any of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of May, 2006.

Signature	Title

/s/ John P. McAlister	President and Chief Executive Officer, Director
Dr. John P. McAlister
/s/ B. James Rubin	Senior Vice President, Chief Financial Officer, and Secretary (Principal Financial Officer)
B. James Rubin
/s/ John D. Yingling	Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
John D. Yingling
/s/ Ralph S. Lobdell	Chairman of the Board of Directors
Ralph S. Lobdell
/s/ Alfred Alberts	Director
Alfred Alberts
/s/ Stewart Carrell	Director
Stewart Carrell
/s/ Gary Meredith	Director
Gary Meredith
/s/ Ferid Murad	Director
Ferid Murad

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Tripos, Inc. dated January 26, 1996(1)
3.2	Amended and Restated Bylaws of Tripos, Inc. (2)
3.3	Articles of Amendment to the Articles of Incorporation of Tripos, Inc. dated January 26, 1996(1)
3.4	Articles of Amendment to the Articles of Incorporation of Tripos, Inc. dated May 2, 2006(1)
5	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of BDO Seidman, LLP regarding the financial statements of Tripos, Inc.
23.2	Consent of Ernst & Young LLP regarding the financial statements of Tripos, Inc.
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).
24	Power of Attorney of Tripos, Inc. (included on Signature Page)

_______________

(1)      Previously filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 2006 (SEC File No. 0-23666) and incorporated herein by reference.

(2)      Previously filed as an exhibit to the Company's Registration Statement on Form 10 dated May 27, 1994 (SEC File No. 0−23666) and incorporated herein by reference.